Exhibit 10.1

AMENDMENT AGREEMENT NO. 4

This Amendment Agreement No. 4 (the "Agreement") dated as of February 17, 2017, is by and between Great Basin Scientific, Inc., a Delaware corporation with offices located at 420 E. South Temple, Suite 520, Salt Lake City, Utah 84111 (the "Company"), and the Holder whose signature is set forth below (the "Holder"). All terms used and not defined herein are used as defined in the Securities Purchase Agreement and the Notes (each as defined below), as applicable.

WHEREAS:

A.       The Company, the Holder and other Buyers executed and delivered a Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of June 29, 2016 in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the 1933 Act, and Rule 506(b) of Regulation D as promulgated by the SEC under the 1933 Act.

B.       The Company authorized the issuance of senior secured convertible notes of the Company (as amended from time to time prior to the date hereof, the "Notes"), in the aggregate original principal amount of $75,000,000 which Notes are convertible into shares of Common Stock, in accordance with the terms of the Notes.

C.       In compliance with Section 19 of the Notes, the Company and the Holder, which alone represents the Required Holders (as defined in each of the Notes), desire to further amend each of the Notes as set forth herein, which amendments shall be binding on the holders of all Notes outstanding as of the execution and delivery of this Agreement by the Company and the Holder (such time, the "Effective Time").

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. NO CHANGE TO TERMS EXCEPT AS SET FORTH. Except as explicitly set forth in this Agreement, all terms of the Securities Purchase Agreement, the Notes, the Warrants, the Security Documents and other Transaction Documents, as amended prior to the date hereof, are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects. Except as explicitly set forth herein, the Holder reserves all of its rights, remedies, powers, and privileges. All references herein and in the Securities Purchase Agreement, the Notes, the Warrants, the Security Documents and other Transaction Documents to the Notes shall mean on and after the Effective Time, respectively, the Securities Purchase Agreement, Notes, Warrants, the Security Documents and such other Transaction Documents, each as amended by this Agreement.

2. CHANGES TO THE NOTES.

a.       Section 3(b)(ii) of the Notes is hereby amended and restated in its entirety, as follows:

"(ii) "Conversion Price" means, as of any Conversion Date or other date of determination, the lowest of (x) $0.50 per share, subject to adjustment as provided herein, (y) 85% of the lower of (I) the lowest Weighted Average Price of the Common Stock and (II) the lowest Closing Bid Price of the Common Stock, in each case, during the five (5) consecutive Trading Day period ending on, and including, the Trading Day on which the Holder delivers a Conversion Notice to the Company (such trading prices to be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction during such five (5) consecutive Trading Day period), and (z) 85% of the Weighted Average Price of the Common Stock during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces the official opening of trading), and ending at 1:00:00 p.m., New York time, on the delivery date of the applicable Conversion Notice; provided, however, that during the Restricted Period (as defined in Section 18(c)(i)), the Conversion Price shall not be lowered to an amount lower than 85% of the Weighted Average Price of the Common Stock on the delivery date of the applicable Conversion Notice."

b.       Section 18(c) of the Notes is hereby amended and restated in its entirety, as follows:

"(c) Leak-Out.

(i)       During the period commencing on February 17, 2017 and ending with close of trading on May 1, 2017, inclusive (such period, the "Restricted Period"), neither the Holder, nor any of its Buyer Trading Affiliates (as defined in the Securities Purchase Agreement), collectively, shall sell, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) shares of Common Stock on any Trading Day during the Restricted Period (any such date, a “Date of Determination”), in an amount that exceeds the greater of (x) 40% of the Holder's Pro Rata Share (as defined below) of the trading volume of Common Stock on the Principal Market (or such other primary market in which the Common Stock is then trading) as reported by Bloomberg for the applicable Date of Determination and (y) the Holder's Pro Rata Share of $150,000 of gross sale proceeds received by the Holder, calculated by multiplying the number of shares of Common Stock sold and the applicable sale price (the greater of (x) and (y), the "Leak Out Limitation"); provided, that to the extent the Required Holders elect to release cash to the Company from its Holder Master Restricted Account pursuant to clause (ii) of the definition of Control Account Company Release Event set forth in Section 33(s) of the Note (a "Voluntary Release") and the Holder does not either (x) elect to effect a Voluntarily Release of cash to the Company from its Holder Master Restricted Account or (y) otherwise fund an amount of cash to the Company, in each case, in an amount corresponding to its Holder's Pro Rata Share of the amount of cash released to the Company by the Required Holders, then, the Holder together with its Buyer Trading Affiliates shall only be entitled to sell, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) shares of Common Stock on any Date of Determination in an amount up to fifty percent (50%) of its Leak Out Limitation as determined pursuant to this Section 18(c)(i) until, the next time, if any, that the Required Holders elect to effect a Voluntary Release, in which case the Holder's ability to sell shares of Common Stock during the Restricted Period shall again be determined pursuant to this Section 18(i), including, without limitation pursuant to this proviso; provided, further, that, notwithstanding anything herein to the contrary, neither the Holder, nor any of its Buyer Trading Affiliates shall sell, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) any Common Stock on the date the Company effects a reverse stock split and on the two (2) Trading Days immediately following such date. As used herein, "Holder's Pro Rata Share" means a fraction (i) the numerator of which is the outstanding Principal amount of this Note on February 17, 2017 and (ii) the denominator of which is the sum of (x) the outstanding Principal amount of this Note on February 17, 2017 and (y) the outstanding principal amounts of all Other Notes on February 17, 2017.

(ii)       Notwithstanding anything herein to the contrary, during the Restricted Period, the Holder may, directly or indirectly, sell or transfer all, or any part, of this Note or the Holder's Warrants (or any securities issuable upon conversion or exercise of this Notes or the Holder's Warrants, as applicable) (the “Restricted Securities”) to any Person (an “Assignee”) without complying with (or otherwise limited by) the restrictions set forth in this Section 18(c); provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver an agreement containing the same provisions as contained in this Section 18(c) (an “Assignee Agreement”) and sales of the Holder and its Buyer Trading Affiliates and all Assignees shall be aggregated for all purposes of this Section 18(c) and all Assignee Agreements."

For the avoidance of doubt, after giving effect to the foregoing amendment, the Holder's Pro Rata Share for the Holder as of the date hereof shall be %.

3. ACKNOWLEDGEMENT. The Company hereby acknowledges and agrees that as of the date hereof a Control Account Holder Release Event has occurred and is continuing.

4. RULE 144. For purposes of Rule 144 of the 1933 Act, the Company acknowledges and agrees that the holding period of the Notes, as amended by this Agreement, commenced on July 1, 2016 and the Company agrees not to take a position contrary thereto or inconsistent therewith.

5. DISCLOSURE OF TRANSACTIONS AND OTHER MATERIAL INFORMATION. The Company shall, on or before 8:30 a.m., New York City Time, February 17, 2017, file a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby attaching the form of this Agreement as exhibit to such filing (including all attachments), the "8-K Filing")~~.~~ From and after the filing of the 8-K Filing, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees, agents or affiliates, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees, agents and affiliates, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder. To the extent that the Company delivers any material, non-public information to the Holder without such Holder's express prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the undersigned and its affiliates will rely on the foregoing representations in effecting transactions in securities of the Company. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation.

6. FEES. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the transactions contemplated hereby, if any.

7. MISCELLANEOUS. All provisions of Article 9 of the Securities Purchase Agreement are incorporated herein by reference mutatis mutandis; provided, however, that any amendment of this Agreement shall require the consent of the undersigned.

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IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

Great Basin Scientific, Inc.

By:
Name: Jeff Rona
Title: CFO

IN WITNESS WHEREOF, each Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

HOLDER:

By:

By:
Name:
Title: